UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2023

Femasys Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-40492	11-3713499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3950 Johns Creek Court, Suite 100 Suwanee, Georgia	30024
(Address of principal executive offices)	(Zip Code)

(770) 500-3910
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FEMY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the previously announced private placement of convertible notes and warrants which closed on November 21, 2023, the Board of Directors (the “Board”) of Femasys Inc. (the “Company”) appointed Joshua Silverman as director of the Company effective November 21, 2023. There are no family relationships between Mr. Silverman and any Company director or executive officer, and no arrangements or understandings between Mr. Silverman and any other person pursuant to which he was selected as a director, other than the Securities Purchase Agreement (as defined below). Mr. Silverman was appointed to the Board pursuant to the board nomination right granted to PharmaCyte Biotech, Inc. (“PharmaCyte”) under the Securities Purchase Agreement, dated November 21, 2023 (the “Securities Purchase Agreement”), by and among the Company, PharmaCyte and the other purchasers party thereto, which agreement is described in and filed as an exhibit to our Current Report on Form 8-K filed with the SEC on November 15, 2023. Under the terms of the Securities Purchase Agreement, PharmaCyte has the right to nominate one individual to serve on the Board of Directors until the earlier of (a) when PharmaCyte beneficially owns less than 4.99% of the number of shares of common stock outstanding of the Company and (b) the repayment of the convertible notes.

Mr. Silverman will be entitled to the applicable annual retainer and equity awards pursuant to the Company’s director compensation policy, under terms consistent with those previously disclosed by the Company. Mr. Silverman will also be entitled to enter into an indemnification agreement with the Company. Mr. Silverman will hold office as a Class II director for a term expiring at the annual meeting following the year ending December 31, 2026. The Board determined that Mr. Silverman is an independent director for purposes of the Nasdaq listing requirements and will serve as a member of the Nominating Committee of the Company.

Joshua Silverman serves as the interim Chief Executive Officer, President and Director of PharmaCyte Biotech. He is the Co-Founder and Managing Member of Parkfield Funding LLC and is a former Principal and Managing Partner of Iroquois Capital Management, LLC. Previously, he served as Co-Chief Investment Officer of Iroquois from 2003 until 2016 and Co-Chief Investment Officer of Vertical Ventures, LLC from 2000 to 2003. Mr. Silverman served as Assistant Press Secretary to The President of The United States. Mr. Silverman also serves on the boards of directors of Ayro Inc., MYMD Pharmaceuticals, Inc., Petros Pharmaceuticals, Inc. and Synaptogenix, Inc. Mr. Silverman received his B.A. from Lehigh University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Femasys Inc.

By:	/s/ Kathy Lee-Sepsick
Names: Kathy Lee-Sepsick
Title: Chief Executive Officer

Date: November 21, 2023